NUMBER                                                             SHARES
                    n-GEN SOLUTIONS.COM, INC.
________ Incorporated Under the Laws of the State of Delaware _________ 25,000,000 Authorized Shares $0.0001 Par Value

                                                    CUSIP _______________
                                                        SEE REVERSE
                                                  FOR CERTAIN DEFINITIONS



     THIS CERTIFIES THAT


     Is The Owner of

     FULLY PAID AND NON-ASSESSABLE SHARES OF $0.0001 PAR VALUE COMMON STOCK OF

                    n-GEN SOLUTIONS.COM, INC.

     transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

          WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

     Dated: _____________, 2000

_____________________    CORPORATE SEAL       ____________________
Michael V. Schranz,                           Robert D. Arnold,
Secretary                                     Chief Executive Officer

COUNTERSIGNED AND REGISTERED:

American Securities Transfer & Trust, Inc.
P.O. Box 1898
Denver, Colorado 80201
By:_____________________________________
   Transfer Agent & Registrar
   Authorized signature




                           Exhibit 4.4